SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                             CTB INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)
        Indiana                             35-1970751
       (State or other jurisdiction of      (I.R.S. Employer Identification No.)
        incorporation or organization)

         State Road 15 North, P.O. Box 2000, Milford, Indiana 46542-2000
               (Address of Principal Executive Offices) (Zip Code)

                          1999 CTB INTERNATIONAL CORP.
                              STOCK INCENTIVE PLAN

                     NON-QUALIFIED STOCK OPTION AGREEMENTS,
                              DATED JANUARY 4, 1996

                     NON-QUALIFIED STOCK OPTION AGREEMENTS,
                               DATED MAY 13, 1997

                      NON-QUALIFIED STOCK OPTION AGREEMENT,
                               DATED JUNE 18, 1997

                     NON-QUALIFIED STOCK OPTION AGREEMENTS,
                              DATED JANUARY 1, 1998

                      NON-QUALIFIED STOCK OPTION AGREEMENT,
                             DATED OCTOBER 28, 1998
                            (Full title of the plans)

                               Michael J. Kissane
                  Vice President, General Counsel and Secretary
         State Road 15 North, P.O. Box 2000, Milford, Indiana 46542-2000
                     (Name and address of agent for service)

                                 (219) 658-4191
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               James A. Aschleman
                                 Baker & Daniels
                      300 North Meridian Street, Suite 2700
                           Indianapolis, Indiana 46204
                                 (317) 237-0300

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                         Amount of shares     Proposed maximum     Proposed maximum
          Title of Securities                  to be              offering        aggregate offering     Amount of
            to be registered              registered (1)      price per share            price        registration fee
-----------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value............   168,000              $8.925 (3)         $1,499,400 (3)     $374.85 (3)
                                             20,000              $7.438               $148,760          $37.19
                                             10,000              $7.75                 $77,500          $19.38
                                            202,000              $6.75              $1,363,500         $340.88
                                            100,000             $14.00              $1,400,000         $350.00
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value............   264,472              $0.83             $219,511.76          $54.88
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value............    90,699             $10.92             $990,433.08         $247.61
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value............   268,000             $14.25              $3,891,000         $954.75
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value............    10,000              $6.375                $63,750          $15.94
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
              Total                       1,133,171 (2)                          $9,653,854.84 (3)   $2,413.50 (3)
===================================================================================================================

(1) Pursuant to Rule 461(c) under the Securities Act of 1933, as amended, this Registration Statement also registers additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, and similar transactions.
(2) Of the 1,133,171 shares of Common Stock registered hereby, 500,000 of such shares are registered for issuance under the 1999 CTB International Corp. Stock Incentive Plan (the "1999 Plan") and 633,171 of such shares are registered for issuance pursuant to Non-Qualified Stock Option Agreements between the Registrant and its key employees and directors.
(3) It is impracticable to state the maximum offering price per share with respect to 168,000 of the 500,000 shares registered for issuance pursuant to the 1999 Plan. Such shares offered pursuant to options granted under the 1999 Plan are to be offered at not less than the market value of one share of common stock of CTB International Corp. on the date such stock options are granted. Accordingly, the proposed maximum offering price per share, the aggregate offering price and the amount of the registration fee attributed thereto is estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Common Stock as reported by NASDAQ National Market System on July 23, 2001, which was
    $8.925 per share.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*


--------------------
         *Information required by Part I of Form S-8 to be contained in the
Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by CTB International Corp. (the "Registrant") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (2)    The Registrant's Current Report on Form 8-K dated January 5,
                2001;

         (3) The Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 2001;

         (4) The Registrant's Quarterly Report on Form 10-Q for the three months ended June 30, 2001; and

         (5) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 (Registration No. 333-29873) filed with the Securities and Exchange Commission on August 11, 1997, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing.

         The Registrant will promptly provide without charge to each person to whom a prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person directed to the Secretary of the Registrant at its principal offices, State Road 15 North, P.O. Box 2000, Milford, IN 46542, telephone (219) 658-4191.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock to be issued pursuant to this Registration Statement will be passed upon for Registrant by Michael J. Kissane, Esq., General Counsel, Vice President and Secretary of Registrant. Mr. Kissane is paid a salary by Registrant and participates in various employee benefit plans offered to officers and employees of Registrant generally. Pursuant to Nonqualified Stock Option Agreements entered into in 1996 and 1998, Mr. Kissane was granted options to purchase 46,280 shares of Registrant's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The following is a summary of the general effect of the indemnification provisions of the Registrant's Restated Articles of Incorporation and of the indemnification provided for under Indiana law. All statements made herein, which are only intended to summarize the above-referenced provisions, are qualified in their entirety by reference to the Registrant's Restated Articles of Incorporation and the Indiana Business Corporation Law (the "IBCL").

         The Restated Articles of Incorporation of the Registrant provide for the mandatory indemnification, to the extent not inconsistent with applicable law, of every person (and the estate, heirs and personal representatives of such person) who is or was a director, officer, employee or agent of the Registrant (or who is or was serving at the request of the Registrant as such, or as a manager or fiduciary for, another entity, including an employee benefit plan) ("Eligible Person"), against liability and reasonable expenses, including counsel fees, judgments, settlements, fines and penalties (including excise taxes assessed with respect to an employee benefit plan) that may be incurred by him in connection with or resulting from any pending, threatened or completed claim, action, suit or proceeding and all appeals thereof, (whether brought by or in the right of the Registrant or any other corporation or otherwise) civil, criminal, administrative or investigative, formal or informal, in which he may become involved, as a party or otherwise, by reason of his being or having been an Eligible Person, or by reason of any action taken or not taken by him in his capacity as an Eligible Person ("Claim"), if (i) any Claim terminates without any finding of guilt or liability against the Eligible Person; (ii) a court approves, with knowledge of the indemnity provided, any settlement of a Claim;
(iii) a reasonable period of time expires after a Claim is made or threatened without the commencement of an action, suit or proceeding, and without any payment or promise made to induce a settlement; or (iv) the Eligible Person is determined to have acted in good faith and in a manner he reasonably believed to be in the best interests of the Registrant or at least not opposed to the best interests of the Registrant and, in addition, with respect to any criminal action or proceeding, he either had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful. The Registrant's Restated Articles of Incorporation empower the Registrant, under certain circumstances, to advance to an Eligible Person expenses incurred in connection with an action, suit or proceeding prior to the final disposition thereof. The Registrant's Restated Articles of Incorporation also set forth the procedures to be followed in connection with a claim for indemnification.

         Under the IBCL, a corporation may indemnify any individual who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, against reasonable expenses (including counsel fees), judgments, fines (including any excise tax assessed with respect to an employee benefit plan), penalties and amounts paid in settlement incurred by him in connection with such action, suit or proceeding (i) if he acted in good faith, and (ii) in the case of conduct in his official capacity with the corporation, if he reasonably believed his conduct was in the best interests of the corporation or, in all other cases, if he reasonably believed his conduct was at least not opposed to the best interests of the corporation (or with respect to an employee benefit plan, if he reasonably believed his conduct was in the interests of the participants in and beneficiaries of the plan), and (iii) with respect to any criminal action or proceeding, if he had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful.

         The IBCL further provides that a corporation shall, unless limited by its articles of incorporation, indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any action, suit or proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection therewith. The IBCL empowers a corporation, under certain circumstances, to advance to an individual expenses incurred in connection with an action, suit or proceeding prior to the final disposition thereof. The IBCL also provides that, unless limited by the corporation's articles of incorporation, a court of competent jurisdiction may, in certain cases, order indemnification of a director or officer irrespective of whether the director or officer met the standards of conduct set forth above.

         In addition, the Registrant has a directors' and officers' liability policy that insures against certain liabilities, including liabilities under the Securities Act, subject to applicable retentions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The list of Exhibits is incorporated herein by reference to the Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                Provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milford, State of Indiana, on July 26, 2001.

                             CTB INTERNATIONAL CORP.



                             By: /s/ Victor A. Mancinelli

                             Victor A. Mancinelli
                             President and Chief Executive Officer



                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Victor A. Mancinelli and Don J. Steinhilber, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of J. Christopher Chocola and Don J. Steinhilber, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature                        Title                           Date

                                 President, Chief                July 26, 2001
/s/ Victor A. Mancinelli         Executive Officer
Victor A. Mancinelli             and Director
                                 (Principal Executive
                                 Officer)

                                 Vice President and              July 26, 2001
/s/ Don J. Steinhilber           Chief financial
Don J. Steinhilber               Officer (Principal
                                 Financial Officer
                                 and Principal
                                 Accounting Officer)

/s/ Caryl M. Chocola             Director                        July 26, 2001
Caryl M. Chocola

/s/ Michael G. Fisch             Director                        July 26, 2001
Michael G. Fisch

/s/ Larry D. Greene              Director                        July 26, 2001
Larry D. Greene

/s/ Frank S. Hermance            Director                        July 26, 2001
Frank S. Hermance

/s/ David L. Horing              Director                        July 26, 2001
David L. Horing

/s/ Charles D. Klein             Director                        July 26, 2001
Charles D. Klein

/s/ J. Christopher Chocola       Director                        July 26, 2001
J. Christopher Chocola

                               INDEX TO EXHIBITS
                              -------------------


     Exhibit
       No.                    Description of Exhibit
-------------------           ----------------------

       4.1 Restated Articles of Incorporation of the Registrant. (The copy of this Exhibit filed as Annex 1 to Registrant's information statement on Schedule 14C dated November 12, 1999, is incorporated by reference.)

       4.2 Restated By-Laws of the Registrant. (The copy of this Exhibit filed as Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 is incorporated by reference.)

       4.3 Shareholders Agreement, dated January 4, 1996, by and among the Registrant and individual shareholders party thereto. (The copy of this Exhibit filed as Exhibit 10.7 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-29873) is incorporated herein by reference.)

       4.4 1999 CTB International Corp. Stock Incentive Plan. (The copy of this Exhibit filed as Exhibit 10.19 to Registrant's quarterly report on Form 10-Q dated March 31, 2000, is incorporated herein by reference.)

       4.5 Form of Non-Qualified Stock Option Agreement, dated January 4, 1996. (The copy of this Exhibit filed as Exhibit 10.8 to Registrant's Registration Statement on Form S-1(Registration No. 33-29873) is incorporated herein by reference.)

       4.6 1997 Amendment to form of Non-Qualified Stock Option Agreement filed herein as Exhibit 4.5.

       4.7 1999 Amendment to form of Non-Qualified Stock Option Agreement filed herein as Exhibit 4.5.

       4.8 Schedule of Agreements pursuant to form of Non-Qualified Stock Option Agreement filed herein as Exhibit 4.5, as amended by the 1997 Amendment filed herein as Exhibit 4.6, and the 1999 Amendment filed herein as Exhibit 4.7.

       4.9 Form of Non-Qualified Stock Option Agreement, dated May 13, 1997, as amended in 1999. The 1999 Amendment is filed herein as Exhibit 4.7.

       4.10 Schedule of Agreements Pursuant to Form of Non-Qualified Stock Option Agreement, dated May 13, 1997, filed herein as
                    Exhibit 4.9, as amended by the Amendment filed herein as
                    Exhibit 4.7.

       4.11 Non-Qualified Stock Option Agreement, dated June 18, 1997, as amended in December 1999, between Registrant and F. Hermance.

       4.12 Non-Qualified Stock Option Agreement, dated May 13, 1997, between Registrant and J.H.M.Cremers.

       4.13 Form of Non-Qualified Stock Option Agreement dated January 1, 1998. (The copy of this Exhibit filed as Exhibit 10.1 to Registrant's quarterly report on Form 10-Q, dated March 31, 1998, is incorporated herein by reference.)

       4.14 Schedule of Agreements Pursuant to Form of Non-Qualified Stock Option Agreement, dated January 1, 1998, filed herein as Exhibit 4.13.

       4.15 Non-Qualified Stock Option Agreement, dated January 1, 1998, between Registrant and James Coble

       4.16 Non-Qualified Stock Option Agreement, dated January 1, 1998, between Registrant and Laurie Crosier

       4.17 Non-Qualified Stock Option Agreement, dated January 1, 1998, between Registrant and Michael Ermis

       4.18 Non-Qualified Stock Option Agreement, dated January 1, 1998, between Registrant and Roger Hollinger

       4.19 Non-Qualified Stock Option Agreement, dated January 1, 1998, between Registrant and Robert Olson

       4.20 Non-Qualified Stock Option Agreement, dated January 1, 1998, between Registrant and Jennifer Leatherman

       4.21 Non-Qualified Stock Option Agreement, dated October 28,1998, between Registrant and G. Howard Collingwood.

        5 Opinion of Michael J. Kissane, Esq. regarding legality of the securities being registered.

       23.1         Consent of Deloitte & Touche LLP

       23.2 Consent of Michael J. Kissane, Esq. (included in Opinion filed as Exhibit 5).

        24 Powers of Attorney (included on the Signature Page of the Registration Statement).